Nordson Corporation Reports Record Third Quarter Fiscal 2022 Results and Confirms Annual Guidance

Third Quarter:
•Sales were $662 million, a 2% increase over prior year’s record sales
•Constant currency sales increased 7% over prior year’s record sales
•Earnings per share were $2.45 compared to $2.42 in the prior year
•Adjusted earnings were $2.49 per share, a 3% increase over the prior year

Guidance:
•Confirming previously issued full-year fiscal 2022 guidance: revenue growth of 8% to 9% over fiscal 2021 and adjusted earnings per diluted share growth of 18% to 21%
WESTLAKE, Ohio--(BUSINESS WIRE)--August 22, 2022--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal third quarter ended July 31, 2022. Sales were $662 million, a 2% increase compared to the prior year’s third quarter record sales of $647 million. In constant currency, the increase in third quarter 2022 sales was approximately 7% driven by strong organic volume growth of 4% and a favorable acquisition impact. The organic sales increase was driven by strong demand across most end markets, particularly in electronics and medical.
Operating profit in the third quarter was $185 million, or 28% of sales. Adjusted operating profit, excluding facility closure and restructuring costs, totaled $188 million, comparable to prior year operating profit. The relatively flat profit level compared to the strong prior year third quarter was driven primarily by organic sales volume growth offset by unfavorable currency impacts and inflationary pressures. EBITDA for the third quarter of 2022 totaled $213 million, or 32% of sales.
Net income was $142 million, or $2.45 earnings per diluted share. Adjusted net income was $144 million, a $2 million increase from the prior year earnings of $142 million. Third quarter 2022 adjusted earnings per diluted share were $2.49, a 3% increase over the prior year earnings per diluted share of $2.42.
“The Nordson team delivered another outstanding record sales performance, responding to the steady and broad-based demand of our customers. In fiscal 2022, we have faced persistent headwinds of inflation, labor shortages, and increasing currency pressures, yet order entry remains strong with another favorable book-to-bill ratio in the quarter and our teams have proven resilient. The combination of our differentiated precision technology, customer-centric model, NBS Next growth framework and dedicated employees continues to drive our strong profitable growth,” said Sundaram Nagarajan, president and chief executive officer.
Third Quarter Segment Results
Industrial Precision Solutions sales of $341 million decreased 1% compared to the prior year third quarter, and on a constant currency basis grew 5% over the prior year driven primarily by the acquisition impact of 7%. Prior year third quarter was a record sales result for this segment. Operating profit in the quarter was $120 million, or 35% of sales, a decrease of 3% compared to the prior year third quarter, primarily due to unfavorable currency impact.
Advanced Technology Solutions sales of $321 million increased 7% compared to the prior year third quarter. Organic sales increased 10%, partially offset by an unfavorable currency impact of 3%. The organic sales increase was driven by robust demand across all product lines. Operating profit totaled $86 million, or 27% of sales, an increase of 7% compared to the prior year third quarter operating profit. Adjusted operating profit, excluding facility closure costs, totaled $89 million, or 28% of sales, an increase of 10% compared to the prior year third quarter operating profit.

Outlook
The Company continues to be encouraged as order entry remained strong throughout the third quarter with a favorable book-to-bill ratio. Backlog entering the fourth quarter of fiscal 2022 exceeds $1 billion, as the Company continues to see extended shipment request dates in conjunction with large orders from its customers in electronics, industrial and medical end markets.
For the full year, despite significant currency headwinds, the Company is confirming its previously issued revenue growth guidance of 8% to 9% over fiscal 2021 and adjusted earnings guidance growth in the range of 18% to 21%.
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Tuesday, August 23, 2022 at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflict between Russia and Ukraine, acts of terror, natural disasters and pandemics, including the coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, www.twitter.com/Nordson_Corp or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Nine Months Ended
	July 31, 2022	July 31, 2021	July 31, 2022	July 31, 2021
Sales	$662,128	$646,858	$1,906,697	$1,762,962
Cost of sales	296,544	281,587	843,344	770,032
Gross profit	365,584	365,271	1,063,353	992,930
Gross margin %	55.2%	56.5%	55.8%	56.3%

Selling & administrative expenses	180,666	176,995	538,602	529,238
Operating profit	184,918	188,276	524,751	463,692

Interest expense - net	(5,165)	(5,647)	(15,292)	(18,889)
Other income (expense) - net (1)	752	(2,232)	(37,720)	(10,736)
Income before income taxes	180,505	180,397	471,739	434,067

Income taxes	38,694	38,215	99,885	90,159

Net income	$141,811	$142,182	$371,854	$343,908

Weighted-average common shares outstanding:
Basic	57,409	58,112	57,782	58,080
Diluted	57,969	58,735	58,392	58,714

Earnings per share:
Basic earnings	$2.47	$2.45	$6.44	$5.92
Diluted earnings	$2.45	$2.42	$6.37	$5.86
(1) The nine months ended July 31,2022 includes a pension settlement charge of $41,221.

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	July 31, 2022	October 31, 2021
Cash and cash equivalents	$128,737	$299,972
Receivables - net	530,761	489,389
Inventories - net	399,579	327,195
Other current assets	56,529	48,282
Total current assets	1,115,606	1,164,838

Property, plant & equipment - net	359,231	355,565
Goodwill	1,813,234	1,713,148
Other assets	535,753	557,410
	$3,823,824	$3,790,961

Current maturities of long-term debt and notes payable	$401,728	$34,188
Accounts payable and accrued liabilities	425,554	411,206
Total current liabilities	827,282	445,394

Long-term debt	401,698	781,709
Other liabilities	395,799	404,728
Total shareholders' equity	2,199,045	2,159,130
	$3,823,824	$3,790,961

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	July 31, 2022	July 31, 2021
Cash flows from operating activities:
Net income	$371,854	$343,908
Depreciation and amortization	75,242	78,233
Other non-cash items (1)	54,928	18,947
Changes in working capital	(125,573)	12,565
Other	(36,760)	(78,197)
Net cash provided by operating activities	339,691	375,456

Cash flows from investing activities:
Additions to property, plant and equipment	(39,373)	(28,073)
Acquisition of businesses, net of cash acquired	(171,613)	—
Other - net	415	5,076
Net cash used in investing activities	(210,571)	(22,997)

Cash flows from financing activities:
Issuance (repayment) of long-term debt	22,905	(292,290)
Repayment of finance lease obligations	(3,726)	(5,111)
Dividends paid	(88,675)	(68,021)
Issuance of common shares	8,845	24,136
Purchase of treasury shares	(233,767)	(46,840)
Net cash used in financing activities	(294,418)	(388,126)

Effect of exchange rate change on cash	(5,937)	1,609
Net change in cash and cash equivalents	(171,235)	(34,058)

Cash and cash equivalents:
Beginning of period	299,972	208,293
End of period	$128,737	$174,235

(1) The nine months ended July 31,2022 includes pension settlement charge of $41,221.

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	July 31, 2022	July 31, 2021	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$341,215	$345,449	(1.1)%	6.5%	(6.6)%	(1.2)%
Advanced technology solutions	320,913	301,409	9.6%	—%	(3.1)%	6.5%
Total sales	$662,128	$646,858	3.9%	3.5%	(5.0)%	2.4%

SALES BY GEOGRAPHIC REGION
United States	$219,067	$201,531	5.0%	3.7%	—%	8.7%
Americas	60,138	47,717	25.7%	1.6%	(1.3)%	26.0%
Europe	151,659	162,298	1.6%	3.8%	(12.0)%	(6.6)%
Japan	23,080	24,946	9.3%	2.2%	(19.0)%	(7.5)%
Asia Pacific	208,184	210,366	(1.0)%	3.5%	(3.5)%	(1.0)%
Total sales	$662,128	$646,858	3.9%	3.5%	(5.0)%	2.4%

	Nine Months Ended		Sales Variance
	July 31, 2022	July 31, 2021	Organic	Acquisitions / Divestitures	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$981,582	$932,640	4.2%	5.7%	(4.7)%	5.2%
Advanced technology solutions	925,115	830,322	13.3%	—%	(1.9)%	11.4%
Total sales	$1,906,697	$1,762,962	8.4%	3.1%	(3.3)%	8.2%

SALES BY GEOGRAPHIC REGION
United States	$628,952	$589,771	3.9%	2.7%	—%	6.6%
Americas	163,907	128,769	27.0%	1.1%	(0.8)%	27.3%
Europe	479,900	453,900	10.5%	3.8%	(8.6)%	5.7%
Japan	74,081	79,913	2.3%	2.9%	(12.5)%	(7.3)%
Asia Pacific	559,857	510,609	8.3%	3.1%	(1.8)%	9.6%
Total sales	$1,906,697	$1,762,962	8.4%	3.1%	(3.3)%	8.2%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				Nine Months Ended
	July 31, 2022		July 31, 2021		July 31, 2022		July 31, 2021
SALES BY SEGMENT
Industrial precision solutions	$341,215		$345,449		$981,582		$932,640
Advanced technology solutions	320,913		301,409		925,115		830,322
Total sales	$662,128		$646,858		$1,906,697		$1,762,962

OPERATING PROFIT
Industrial precision solutions	$119,706		$123,829		$324,089		$311,515
Advanced technology solutions	86,258		80,769		261,043		204,556
Corporate	(21,046)		(16,322)		(60,381)		(52,379)
Total operating profit	$184,918		$188,276		$524,751		$463,692

OPERATING PROFIT ADJUSTMENTS (1)
Industrial precision solutions	$—		$—		$1,563		$—
Advanced technology solutions	2,498		—		2,498		—
Corporate	897		—		897		—
Total adjustments	$3,395		$—		$4,958		$—

ADJUSTED OPERATING PROFIT (NON-GAAP) (2)		% of Sales		% of Sales		% of Sales		% of Sales
Industrial precision solutions	$119,706	35%	$123,829	36%	$325,652	33%	$311,515	33%
Advanced technology solutions	88,756	28%	80,769	27%	263,541	28%	204,556	25%
Corporate	(20,149)		(16,322)		(59,484)		(52,379)
Total operating profit - adjusted	$188,313	28%	$188,276	29%	$529,709	28%	$463,692	26%

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$6,347		$5,964		$20,705		$19,414
Advanced technology solutions	17,216		18,474		48,851		51,439
Corporate	1,324		2,460		5,686		7,380
Total depreciation & amortization	$24,887		$26,898		$75,242		$78,233

EBITDA (NON-GAAP) (2)
Industrial precision solutions	$126,053	37%	$129,793	38%	$346,357	35%	$330,929	35%
Advanced technology solutions	105,972	33%	99,243	33%	312,392	34%	255,995	31%
Corporate	(18,825)		(13,862)		(53,798)		(44,999)
Total EBITDA	$213,200	32%	$215,174	33%	$604,951	32%	$541,925	31%

(1) Represents severance and non-cash inventory charges associated with the NDC acquisition.
(2) Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations. Adjusted operating profit is defined as operating profit plus certain adjustments, such as severance and non-cash inventory charges associated with acquisitions or facility closures. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

The Company also uses the non-GAAP financial measure “constant currency” sales or sales “on a constant currency basis” to show changes in our revenue without giving effect to period-to-period currency fluctuations. Constant currency is defined as sales growth excluding the impacts of changes in foreign currencies. We express period over period revenue variances that are calculated in constant currency as a percentage. Because the reconciliation is inherent in the disclosure, we believe that a separate reconciliation would not provide any benefit.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - PROFITABILITY (Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 31, 2022	July 31, 2021	July 31, 2022	July 31, 2021
GAAP AS REPORTED
Operating profit	$184,918	$188,276	$524,751	$463,692
Other / interest expense - net	(4,413)	(7,879)	(53,012)	(29,625)
Net income	141,811	142,182	371,854	343,908
Diluted earnings per share	$2.45	$2.42	$6.37	$5.86

Shares outstanding - diluted	57,969	58,735	58,392	58,714

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$—	$—	$1,563	$—
Severance and other	$3,395	$—	$3,395	$—

NON-OPERATING EXPENSE ADJUSTMENTS
Pension settlement loss	$—	$—	$41,221	$—

Total adjustments	$3,395	$—	$46,179	$—

Adjustments net of tax	$2,667	$—	$36,401	$—
EPS effect of adjustments	$0.04	$—	$0.62	$—

NON-GAAP MEASURES-ADJUSTED PROFITABILITY
Operating profit (1)	$188,313	$188,276	$529,709	$463,692
Operating profit % of sales	28.4%	29.1%	27.8%	26.3%
Net income (2)	$144,478	$142,182	$408,255	$343,908
Diluted earnings per share (3)	$2.49	$2.42	$6.99	$5.86
(1) Adjusted operating profit is defined as operating profit plus certain adjustments, such as severance, non-cash inventory charges related to the NDC acquisition, and facility closures. Adjusted operating profit as a percentage of sales is defined as adjusted operating profit divided by sales.
(2) Adjusted net income is defined as net income plus tax effected adjustments and other discrete tax items.
(3) Adjusted earnings per share is defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.
Contact
Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com